                                                                         10.2(n)


                     EMPLOYMENT AGREEMENT
                     --------------------

          This Agreement is entered into by and between Modem Media Advertising Limited Partnership ("Modem") and David P. Lynch (the "Executive"), dated as of the 14th day of February, 1996.

          WHEREAS, Modem has determined that it is in its best interests to employ the Executive as an Account Director, and the Executive desires to serve in that capacity;

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Employment Period. Modem shall employ the Executive, and the
               ------------------
Executive shall serve Modem, on the terms and conditions set forth in this Agreement, for the period ending on the date on which the Executive's employment terminates in accordance with Section 4 (the "Employment Period").

          2.      Compensation.
                  -------------

          (a) Base Salary. During the Employment Period, the Executive shall
              -------------
receive a minimum annual base salary ("Annual Base Salary") of $125,000, payable in accordance with the terms of Modem's offer letter dated April 17, 1995, which is attached as Exhibit A.

          (b) Bonus. Executive's bonus, if any, shall be paid pursuant to the
              -------
terms outlined in Modem's offer letter dated April 17, 1995.

          3.   Other Benefits. During the Employment Period, the Executive shall
               ----------------
be entitled to participate in all benefit programs of Modem generally made available to employees of Modem in accordance with Modem's personnel manual and any additional benefits for employees adopted from time to time by Modem.

          4.      Termination of Employment.
                  --------------------------

          (a) Death or Disability. The Executive's employment shall terminate
              ---------------------
automatically upon the Executive's death during the Employment Period.

          Modem shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of 180 consecutive days, to substantially perform his duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by Modem for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of his duties before the Disability Effective Date. During any period of Disability, Employee is entitled to all benefits which are generally made available by Modem to its employees during any period of Disability.

          (b) With or Without Cause. Modem may terminate the Executive's
              -----------------------
employment during the Employment Period for Cause or without Cause. "Cause" means:

          i) the continued intentional failure of the Executive to substantially perform the Executive's duties under this Agreement, as reasonably determined by Modem, (other than as a result of physical or mental illness or injury); or

          ii) intentional misconduct by the Executive that results in material damage to the business of Modem, as determined by Modem; or

          iii) the initiation of any legal proceeding seeking to enforce or any other attempts to enforce against Executive or Modem the terms of a restrictive covenant entered into by Executive with any former employer.

          A termination of the Executive's employment by Modem with or without Cause shall be effected by giving the Executive written notice of the termination specifying whether the termination is with Cause and if so, the act(s) or omission(s) constituting Cause.

               (c) Date of Termination. The "Date of Termination" means:
                   --------

                    i) the date of the Executive's death;

                    ii) the Disability Effective Date;

                    iii) the date on which Modem gives the Executive notice of termination of employment with or without Cause; or

                    iv) the date on which the Executive voluntarily terminates his employment with Modem, as the case may be.

          5.      Obligations of Modem upon Termination.
                  --------------------------------------

          (a) Other Than for Cause, Death or Disability. If, during the
              -------------------------------------------
Employment Period, Modem terminates the Executive's employment, other than for Cause, death or Disability, Modem shall (i) pay to the Executive, in a lump sum within ninety days after the Date of Termination, all unpaid minimum annual base salary and accrued bonus through the Date of Termination, and (ii) pay to Executive one year compensation at the Annual Base Salary beginning on the Date of Termination paid in monthly payments and the continuation of all benefit plans and insurance during the applicable period. As a precondition to eligibility for or receipt of such payments, Executive must execute a full and complete release of any potential claims against Modem (and its parents, subsidiaries, affiliates, officers, partners, employees and directors) arising out of his employment with Modem or the termination of that employment on a form provided by Modem.

          (b) Death or Disability. If the Executive's employment is terminated
              ---------------------
by reason of the Executive's death or Disability during the Employment Period, Modem shall pay to the Executive, or the Executive's estate or legal representative, as applicable, (i) in a lump sum within ninety days after the Date of Termination, all unpaid Base Salary and accrued bonus through the Date of Termination, and (ii) in a lump sum within ninety days after the end of the Fiscal Year that begins before and ends after the Date of Termination, an amount equal to the pro-rated Annual Bonus that would have been payable for such Fiscal Year if the Executive had remained an employee of Modem through the end of such Fiscal Year.

          (c) Cause, Voluntary Termination. If the Executive's employment is
              ------------------------------
terminated by Modem for Cause during the Employment Period, or if the Executive voluntarily terminates his employment during the Employment Period, Modem shall pay to the Executive, in a lump sum within ninety days of the Date of Termination, all unpaid Base Salary and accrued bonus through the Date of Termination, and Modem shall have no further obligations under this Agreement. Executive shall be required to provide Modem with at least four weeks notice prior to voluntarily resigning.

          6.  Changes in Ownership. If 51% or more of the equity ownership of
              ----------------------
Modem changes any time while this Agreement is in effect, whether in one transaction or in a series of transactions, and Modem or its successors decide to terminate Executive's employment without cause, then Executive shall receive, in lieu of the amount in 5(a) above, all unpaid accrued compensation and in addition, 12 months of compensation at the Annual Base Salary, beginning on the date of termination, paid in monthly payments and the continuation of all benefit plans and insurance for which Executive is eligible, for that 12 month period. Executive shall be required to execute the release referred to in
Section 5(a) as a condition to receiving payment under this Section 6.

          If 51 % or more of the equity ownership of Modem changes any time while this Agreement is in effect, whether in one transaction or in a series of transactions, and Executive decides to voluntarily terminate his employment, then Executive shall receive, in lieu of the amount in 5(a) above, all unpaid accrued compensation and in addition, three (3) months of compensation at the Annual Base Salary, beginning on the date of termination, paid in monthly payments and the continuation of all benefit plans and insurance for which Executive is eligible, for that three (3) month period. Executive shall be required to execute the release referred to in Section 5(a) as a condition to receiving payment under this Section 6.

          7.      Successors.
                  -----------
          (a) This Agreement is personal to the Executive and, without the prior written consent of Modem, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

          (b) This Agreement shall inure to the benefit of and be binding upon Modem and each successor to substantially all of the business and operations of Modem.

          8.   Noncompetion/Confidentiality. As a condition of employment and
               ------------------------------
continued employment and in consideration of the compensation and other benefits offered by Modem pursuant to this Agreement, Executive agrees to execute and be fully bound by Modem's Non-Competition/Confidentiality Agreement, which is incorporated by reference into this Agreement.

          9.      Miscellaneous.
                  --------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Agreement are not part of provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          --------------------

          David P. Lynch
          97 Elm Place
          New Canaan, CT 06840

          with a copy to:

          Robert M. DiScipio, Esq.
          Hawthorne, Ackerly & Dorrance
          25 South Avenue
          New Canaan, CT 06840

          If to Modem:
          ------------

          Modem Media Advertising Limited Partnership
          P.O. Box 2573
          Westport, CT 06880

          with a copy to:

          Cummings & Lockwood
          Four Stamford Plaza
          P.O. Box 120
          Stamford, CT 06904-0120

or to such other address as either party furnishes to the other in writing in accordance with this Section. Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, Modem may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

          (e) The Executive's or Modem's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          IN WITNESS WHEREOF, the Executive has hereunto set his hand and Modem has caused this Agreement to be executed in its name on its behalf, on the days below written.

                          /s/ David P. Lynch       Date 2/14/96



                          MODEM MEDIA ADVERTISING LIMITED
                          PARTNERSHIP

                          By: Gerald M. O'Connell    Date 2/28/96